UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
_________________________________________________________________________________________________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On November 29, 2004, the Company announced that Fred J. Runk, Senior Vice President & Treasurer, (the Company's chief financial officer) announced his plans to retire effective March 2005. In connection with his retirement, American Financial Group, Inc. has entered into an Agreement with Mr. Runk pursuant to which he will be paid his current compensation and certain other benefits until his 65th birthday. A copy of the agreement is attached as Exhibit 99.2.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      See Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
    Financial statements of business acquired.  Not applicable.
    Pro forma financial information.  Not applicable.
    Exhibits

Exhibit No.	Description

99.1	Press Release dated November 29, 2004.

99.2	Letter of Agreement between American Financial Group, Inc. and Fred J. Runk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: November 30, 2004
By: Karl J. Grafe
Karl J. Grafe
Vice President